Exhibit 99.2

Second Quarter 2014 Financial Results Conference Call August 5, 2014 1 Moving Forward

SAFE HARBOR STATEMENT Statements made in this presentation regarding American Public Education, Inc. or its subsidiaries, that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about American Public Education and the industry. These forward-looking statements are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements Forward-looking statements can be identified by words such as "anticipate", "believe", “seek”, "could", "estimate", "expect", "intend", "may", "should", "will" and "would". These forward-looking statements include, without limitation, statements regarding expected growth, expected registration and enrollments, expected revenues, expected earnings and plans with respect to the game-based learning company. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of various factors, including the various risks described in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and Form 10-Q for the quarter ended June 30, 2014 as filed with the SEC and in the Company’s other filings with the SEC. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur in the future. 2 Moving Forward

SECOND QUARTER 2014 HIGHLIGHTS CONTINUED EXECUTION OF STRATEGIC PLAN • Initial signs of stabilization and continued market leadership within the military community, offset by decline among students using Federal Student Aid • Continued growth in net course registrations by students using GI Bill/Veteran benefits • New and Expanded Strategic Relationships: • Save-Mart • Keurig-Green Mountain Coffee • American Hotel & Lodging Association • Several hospitals and healthcare networks • Hondros College of Nursing: • New strategic relationships • Completes move to new/larger facility in Cleveland • Launches evening and weekend courses Pay Type YTD 2014 Growth (y/y) VA +10% Military/TA -6% FSA/Title IV -6% Cash & Other -6% For six months ending June 30, 2014 APUS Net Course Registrations by Primary Funding Source Cash & Other 12% FSA/Title IV 35% Military/TA 36% VA 18% 3 Moving Forward

ACADEMIC QUALITY ADVANCES STRATEGIC GOALS APEI Strategic Goals: • Expand Academic Excellence • Build Strategic Relationships • Increase Programmatic Diversification • Develop Innovative Processes • Advance Learning Technologies • Enter New Markets & Segments Recent Developments: �� Launching additional intervention and student service initiatives to improve persistence in high enrollment courses. �� APU launched its first MOOC on international politics in partnership with the Policies Studies Organization. �� Additional courses scheduled to be updated with new rich media and simulations. �� Our industry advisory councils met in June as part of ongoing efforts to advance course content and real‐world relevance. �� Spring commencement honored more than 430 graduate students and 580 undergraduates; celebrating a record graduating class of more than 10,000 AMU and APU graduates in 2014. Quality Affordability Innovation APEI’s Foundation of Excellence: Access APEI 4 Moving Forward

FINANCIAL RESULTS SUMMARY SECOND QUARTER 2014 • Revenues increased 6% to $85.5 million, compared to the prior year period. • Income from operations before interest income and income taxes was $15.8 million, compared to $17.2 million in the prior year period. • Overall operating margins declined in the second quarter of 2014: • Instructional costs as a percentage of revenue increased to 35.3%, compared to 33.6% in the prior year period. • Selling and promotional expenses decreased as a percent of revenue increased to 19.9%, compared to 19.8% in the prior year period. • General and administrative expenses as a percentage of revenues increased to 21.6% compared to 21.3% in the prior period. • Bad debt expense as percent of revenue increased to 5.7%, compared to 3.9% in the prior year period. • Net income decreased to $9.8 million or approximately $0.56 per diluted share, compared to the prior year period. • Cash and cash equivalents increased to $89.8 million with no long-term debt. • APEI repurchased approximately 416,000 shares of its common stock. On November 1, 2013, APEI acquired National Education Seminars, Inc. (referred to as Hondros College of Nursing), therefore the consolidated results for periods prior to November 1, 2013 do not include any results from the Hondros College of Nursing segment. 5 Moving Forward

THIRD QUARTER 2014 FINANCIAL AND OPERATIONAL OUTLOOK The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. Approximate Growth (y/y) APUS Net course registration growth by new students -12% to -8% APUS Net course registration growth -9% to -6% HCON New student enrollment Approx. +6% Total revenue growth Approx. Flat Total net income per diluted share $0.44 to $0.51 Third Quarter 2014 6 Moving Forward

OVERCOMING KEY CHALLENGES

LEVERAGING CORE STRENGTHS

Key Challenges:	Leverageable Strengths and Initiatives:
Military Community: • Changes to TA Eligibility • TA Funding Uncertainty	✓ Leadership Position ✓ New Programs (Nursing, Cybersecurity, Engineering) ✓ Military Outreach Team
Civilian Community: • Student Readiness • Economic Uncertainty • Competition	✓ Strategic Relationships ✓ Leadership Position & Affordability ✓ New Programs, particularly in high demand fields ✓ Classroom Innovation
Margin Pressures: • Impact of Changing Mix • Slowing Revenue Growth	✓ Strategic Relationships & Relationship Marketing ✓ Persistence Initiatives ✓ Programmatic Diversification ✓ PAD, IT Innovations & Process Improvements ✓ Low Price Point Flexibility & Book Grant
Potential Regulatory Risks:	✓ Affordability/Quality ✓ Strategic Relationships & Relationship Marketing ✓ Diversification Strategy

7 *Moving Forward*

apei

Second Quarter 2014 Financial Results Conference Call August 5, 2014

APPENDIX I. EXPENSE RATIOS The table below includes a summary of expenses as a percent of revenue for our operating segments: 9 Moving Forward 2014 2013 2014 2013 2014 2013 Revenues 100% 100% 100% NA 100% 100% Costs and expenses: Instructional costs and services 33.0% 33.6% 61.3% NA 35.3% 33.6% Selling and promotional 21.1% 19.8% 6.9% NA 19.9% 19.8% General and administrative 22.1% 21.3% 16.7% NA 21.6% 21.3% Depreciation and amortization 4.7% 4.1% 4.2% NA 4.6% 4.1% Total costs and expenses 80.9% 78.8% 89.1% NA 81.4% 78.8% HCON SEGMENT (Unaudited) APEI CONSOLIDATED June 30, Three Months Ended APEI SEGMENT (Unaudited) (Unaudited) On November 1, 2013, APEI acquired National Education Seminars, Inc. (referred to as Hondros College of Nursing), therefore the consolidated results for periods prior to November 1, 2013 do not include any results from the Hondros College of Nursing segment.